Exhibit 24.2

POWER OF ATTORNEY

Each of the undersigned directors and officers of Chubb INA Holdings Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Evan G. Greenberg, Philip V. Bancroft and Joseph F. Wayland, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign a registration statement on Form S-3 or any other applicable form (the “Registration Statement”) to effect the registration under the Securities Act of 1933, as amended (the “Act”), of an indeterminate amount of debt securities and other securities of the Company (and of Chubb Limited and its subsidiaries and trusts) and any and all amendments (including post-effective amendments) to such Registration Statement and any registration statement relating to the offering covered by such registration statement and filed pursuant to Rule 462(b) under the Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: October 9, 2018

Signature	Title

/s/ John J. Lupica John J. Lupica	President and Director (Principal Executive Officer)

/s/ Kenneth Koreyva Kenneth Koreyva	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ John W. Keogh John W. Keogh	Chairman and Director

/s/ Juan C. Andrade Juan C. Andrade	Director

/s/ Philip V. Bancroft Philip V. Bancroft	Director

/s/ Timothy A. Boroughs Timothy A. Boroughs	Director

/s/ Evan G. Greenberg Evan G. Greenberg	Director

/s/ Paul J. Krump Paul J. Krump	Director